Calculation of Filing Fee Tables
S-3
enVVeno Medical Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Other	Purchase Contract	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Depositary Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 42,668,830.00	0.0001381	$ 5,892.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Other	Purchase Contract	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-273546	08/23/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 57,331,170.00			S-3	333-273546	08/23/2023	$ 6,317.89
			Total Offering Amounts:				$ 100,000,000.00		$ 5,892.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,892.57
Offering Note
[1]	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $100,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Represents the portion of the $100,000,000 aggregate initial offering price registered hereunder that is not covered by unsold securities carried forward pursuant to Rule 415(a)(6) under the Securities Act ($100,000,000 less $57,331,170 of Carry Forward Securities equals $42,668,830). The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act at the fee rate in effect for the Commission's fiscal year 2026 of $138.10 per $1,000,000 (0.0001381). Debt securities may be senior or subordinated, convertible or non-convertible and secured or unsecured. Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder. Subscription rights evidence rights to purchase any securities of the Registrant registered under this registration statement. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

[2]	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $100,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder. Subscription rights evidence rights to purchase any securities of the Registrant registered under this registration statement. Debt securities may be senior or subordinated, convertible or non-convertible and secured or unsecured. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $57,331,170 of unsold securities (the "Unsold Securities") that were previously registered under the Registrant's Registration Statement on Form S-3 (File No. 333-273546), originally filed with the Commission on July 31, 2023 and declared effective on August 23, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered securities having an aggregate initial offering price of $75,000,000, in connection with which a filing fee of $8,265.00 was paid (calculated at the fiscal year 2023 fee rate of $110.20 per $1,000,000). A filing fee of $6,317.89, which represents the portion of the filing fee previously paid under the Prior Registration Statement that is associated with the Unsold Securities, is being carried forward and continues to be applied to the Unsold Securities registered hereunder. Accordingly, no additional filing fee is being paid with respect to the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date